UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2021

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement

Note Issuance

On March 22, 2021, MACOM Technology Solutions Holdings, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc. (the “Initial Purchaser”) relating to the issuance and sale by the Company to the Initial Purchaser of $400 million aggregate principal amount of the Company’s 0.250% Convertible Senior Notes due 2026 (the “Notes”). The Company also granted the Initial Purchaser an option to purchase within a 13-day period from, and including, the date of original issuance of the Notes up to an additional $60 million aggregate principal amount of the Notes. The net proceeds from the offering (after expenses), together with $100 million of the Company’s existing cash and cash equivalents and short-term investments, were used to repay a portion of the Company’s outstanding term loans under the Company’s credit agreement dated as of May 8, 2014 (as amended) with a syndicate of lenders and Goldman Sachs Bank USA, as administrative agent.

The Notes were issued by the Company on March 25, 2021, pursuant to an Indenture dated as of such date (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear cash interest at the annual rate of 0.250%, payable on March 15 and September 15 of each year, beginning on September 15, 2021. The Notes will mature on March 15, 2026, unless earlier redeemed, repurchased or converted. The Company will settle conversions of the Notes through payment or delivery, as the case may be, of cash, shares of common stock of the Company (the “Common Stock”) or a combination of cash and shares of Common Stock, at the Company’s option (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 12.1767 shares of Common Stock (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $82.12 per share, representing a conversion premium of approximately 40% above the last reported sale price of Common Stock of $58.66 per share on March 22, 2021.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding December 15, 2025 in multiples of $1,000 principal amount, only under the following circumstances:

•during any fiscal quarter commencing after the fiscal quarter ending on July 2, 2021 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

•during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate for the Notes on each such trading day;

•if the Company calls any or all of the holder’s notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or

•upon the occurrence of specified corporate events described in the Indenture.

On or after December 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, the holders of the Notes may convert their Notes, in multiples of $1,000 principal amount, regardless of the foregoing conditions.

If the Company experiences a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of such Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event.

The Indenture provide for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect the Notes under the relevant Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of such Notes to be immediately due and payable.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes (which would include any notes issued pursuant to the Initial Purchaser’s 13-day option to purchase additional Notes), the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes at a rate of 0.50% per annum of the principal amount of the notes outstanding for each day during the period in which its failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, such Notes are assigned a restricted CUSIP number or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the relevant Indenture or such Notes) as of the 380th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes equal to 0.50% per annum of the principal amount of such Notes for each day such Notes remain so restricted; provided, however, that no additional interest shall accrue or be owed until the fifth business day following written notification to the Company by the Trustee or any holder of the Notes requesting that the Company comply with the obligations under this paragraph (which notice may be given at any time after the 329th day after the last date of original issuance the Notes).

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchaser in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by such Initial Purchaser to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. None of the Notes or the underlying shares of Common Stock (if the Company elects to settle conversions of the Notes through delivery of shares of Common Stock) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on the Company’s management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about the convertible senior notes.

These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including potential changes in market conditions and those other factors described in "Risk Factors" in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of March 25, 2021, by and between MACOM Technology Solutions Holdings, Inc. and U.S. Bank National Association (including the form of the 0.250% Convertible Senior Note due 2026).
4.2	Form of 0.250% Convertible Senior Note due 2026 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: March 25, 2021	By:	/s/ Ambra R. Roth
Ambra R. Roth
Senior Vice President, General Counsel, Human Resources and Secretary